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                                                                    EXHIBIT 99.4


                               [US DATAWORKS LOGO]



                         SETTLEMENT & RELEASE AGREEMENT


         This Settlement & Release Agreement ("AGREEMENT") is entered into as of April 26, 2004 between US Dataworks, Inc., a Nevada corporation (the "COMPANY"), and Icon Investors, Ltd., a ("ICON") a Nevis, W. Indies corporation. The Company and Icon may sometimes be referred to as a "PARTY" individually and the "PARTIES" collectively.


                                     RECITAL

         The Company and Icon entered into a certain Common Stock Purchase Agreement, dated June 25, 2003 (the "PURCHASE AGREEMENT"), which allows the Company to sell and issue to Icon and obligates Icon to purchase from the Company up to $4,000,000 worth of shares of the Company's common stock ("COMMON STOCK"). As a condition of the Purchase Agreement, the Company agrees to draw down and sell to Icon not less than $1,500,000 worth of Common Stock during the first 12 months following the Effective Date (as such term is defined in the Purchase Agreement).

         NOW, THEREFORE, in consideration of the premises and the Parties' respective undertakings below, the Parties agree as follows:

         1. CANCELLATION OF THE PURCHASE AGREEMENT. Upon Icon's execution of this Agreement (the "EFFECTIVE TIME"), the Purchase Agreement shall automatically and with no further action among the Parties become cancelled and void and the Parties shall not be subject to any of the terms, conditions or covenants of the Purchase Agreement and the Transaction Documents (as such term is defined in the Purchase Agreement).

         2. CONSIDERATION. Upon Icon's execution of this Agreement, the Company shall issue to Icon Two Hundred Twenty-five Dollars ($225,000) worth of restricted Common Stock ("RESTRICTED STOCK"), determined at the price per share of the average closing price for the Common Stock for the ten trading days immediately preceding the date of this Agreement.

         3. RELEASE AND WAIVER. As of the Effective Time and in consideration of the Restricted Stock:

                  (1) Icon, for itself and its successors and assigns to the fullest extent permitted by law, releases and discharges the Company and its predecessors and successors in interest, heirs, and assigns and its past, present and future shareholders, directors, officers, employees, agents, representatives, and affiliates; and from all accrued and future claims, obligations, and compensation, whether based on tort, contract, or other theories of recovery, in connection with the Purchase Agreement and the Transaction Documents.

                  (2) Icon acknowledges that the release in subsection (1) above will apply to all claims for damages or losses, whether such injuries, damages, or losses are known or unknown, foreseen or unforeseen, or patent or latent, which it may have against the Company.


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(3)      This Agreement is intended as a full settlement and compromise of each, every and all of the claims between the Parties (hereinafter "Claims"). Each Party hereby expressly waives any and all Claims, defenses, rights and benefits to any such Claims, which they may have:


                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         4. AUTHORITY TO EXECUTE. The Company warrants to Icon that all necessary action has been taken by or on behalf of the Company to authorize its execution, delivery, and performance of this Agreement. Icon warrants to the Company that all necessary action has been taken by or on behalf of Icon to authorize its execution, delivery, and performance of this Agreement

         5. ADVICE OF COUNSEL. Each Party has relied upon legal advice from an attorney of the Party's choice, or in the alternative, such Party has voluntarily elected not to seek legal counsel for its own account. Each Party fully understands the terms hereof. In granting the release in Section 3(1) above, Icon has not relied on any inducement, promise, or representation (a) made by the Company other than as set forth herein or (b) made by any person or entity representing the Company.

         6. ASSIGNMENT AND SUCCESSION. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

         7. ENTIRE AGREEMENT. This Agreement supersedes all prior understandings and agreements, written or oral, between the Parties and relating to the subject matter hereof.

         8. CONFIDENTIALITY OF TERMS. The Parties shall keep the terms of this Agreement confidential and shall not now or hereafter divulge these terms to any third party except: (i) with the prior written consent of the other parties; or
(ii) as required to comply with the rules or regulations of the Securities Exchange Commission and any applicable law.

         9. AMENDMENT. This Agreement may be amended, supplemented, or superseded only by an instrument executed by the Parties.

         10. REMEDIES. A Party may seek any form of equitable relief, including specific performance and injunction, where the other Party's continued or threatened breach of a material obligation or undertaking would result in irreparable injury. All rights and remedies conferred or to be conferred upon an aggrieved Party under this Agreement are cumulative and not exclusive of any other rights or remedies available at law, in equity, under this Agreement, or otherwise.

         11. SEVERABILITY. The invalidity, illegality, or unenforceability of any part hereof shall not impair the validity, legality, or enforceability of the remainder.

         12. GOVERNING LAW. This Agreement and any instrument provided for hereunder shall be governed by and construed under the internal laws of the State of Nevada.


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         13. COUNTERPARTS; FACSIMILE SIGNATURE. This Agreement may be executed in several duplicate counterparts by each Party signing any counterpart. When so executed, such counterparts shall constitute a single agreement. A Party may execute and deliver this Agreement by signing the signature page and electronically transmitting a facsimile thereof.



IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY                                    ICON
US DATAWORKS, INC.                         ICON INVESTORS, LTD.


/s/ John S. Reiland                        /s/ Illegible
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Its authorized representative              Its authorized representative

CFO                                        Authorized Signatory, Director
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Title                                      Title







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